UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2010

Next 1 Interactive, Inc.
(Exact Name of Registrant as specified in charter)

Nevada	000-52669	26-3509845
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

2400 N Commerce Parkway, Suite 105 Weston, Florida	33326
(Address of Principal Executive Offices)	(Zip Code)

(954) 888-9779
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 17, 2009, Next 1 Interactive, Inc. (the “Company”) and Televisual Media Works, LLC (“Televisual Media”) closed on an asset purchase agreement (the “APA”) whereby the Company purchased certain rights, trademarks and other intangible property of Resort and Residence TV (“RRTV”), a wholly owned subsidiary of Televisual Media.

On May 28, 2010, the Company entered into a settlement agreement (the “Agreement”) by and among the Company and Televisual Media, a Colorado limited liability company, TV Ad Works, LLC, a Colorado limited liability company, TV Net Works, a Colorado limited liability company, TV iWorks, a Colorado limited liability and Mr. Gary Turner and Mrs. Staci Turner, individuals residing in the State of Colorado (individually and collectively “TVMW,” and together with the Company, the “Parties”), in order to resolve certain disputed claims arising under the APA and other agreements including, but not limited to, the Advertising Sales Representation Agreement, the Affiliate Sales Representative Agreement, the Zero Coupon Debenture, the Secured Series Preferred, the Interactive Service Agreement, and all other agreements contemplated under the APA (collectively, the “Commercial Agreements”). Such entry into an agreement shall not be construed as an admission or denial of liability by any Party hereto.

Pursuant to the terms of the Agreement, (i) all obligations under the APA and Commercial Agreements are foreclosed and have no further force or effect; (ii) the Company shall retain all property transferred pursuant to the APA; (iii) TVMW shall retain all compensation paid for by the Company; (iv) the Company shall issue TVMW 1,750,000 shares of its common stock, par value $0.00001 per share; (v)  the Company shall pay to Televisual Media one hundred thousand dollars ($100,000); and (vi) the Company shall make twenty monthly payment installments of fifty thousand dollars ($50,000) each, totaling one million dollars ($1,000,000), payable to Televisual Media Works, LLC on the first day of each month, commencing on August 1, 2010.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1
Settlement Agreement, dated May 28, 2010, by and among the Company and Televisual Media Works, LLC, a Colorado limited liability company, TV Ad Works, LLC, a Colorado limited liability company, TV Net Works, a Colorado limited liability company, TV iWorks, a Colorado limited liability and Mr. Gary Turner and Mrs. Staci Turner, individuals residing in the State of Colorado. *

10.2	Asset Purchase Agreement, dated August 17, 2009, by and among Next 1 Interactive, Inc. and Televisual Media Works, LLC (as filed with the SEC on Form 8-K on August 21, 2009).

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

NEXT 1 INTERACTIVE, INC.

Date: June 8, 2010	By:	/s/ William Kerby
William Kerby
Vice Chairman & Chief Executive Officer